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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported):  September 3, 1998
                                                         -----------------





                                  KNOLL, INC.

 A Delaware Corporation       Commission File No.       I.R.S. Employer No.
                                   001-12907                13-3873847

                               1235 Water Street
                           East Greenville, PA 18041
                        Telephone Number (215) 679-7991

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ITEM 5.  OTHER EVENTS
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On September 3, 1998, Knoll, Inc. issued a press release announcing a share repurchase program approved by its Board of Directors. The press release was as follows:


                 KNOLL, INC. ANNOUNCES SHARE REPURCHASE PROGRAM

EAST GREENVILLE, PA, September 3, 1998 -- Knoll, Inc. (NYSE: KNL) today announced that its Board of Directors has approved a share repurchase program which will allow for the repurchase of up to 3.0 million shares of the company's common stock. Common shares will be purchased in the open market or through negotiated transactions at the discretion of company management, depending on ongoing assessments of capital needs and prevailing market conditions. The program is effective immediately.

John H. Lynch, Knoll president and chief executive officer, said, "We believe the repurchase program is an effective use of the company's excess cash flow which will serve to enhance shareholder value. We are excited about our prospects for continued growth and believe the repurchase of our shares reflects our confidence in the company's growth potential."

Founded in 1938, Knoll is a global office furnishings manufacturer committed to design excellence. The company's corporate headquarters is located in East Greenville, PA.


This press release contains statements that are forward looking. These forward-looking statements are based largely on the company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the company's control. Actual results could differ materially from the forward-looking statements as a result of many factors, including, but not limited to, changes in the competitive marketplace and changes in the trends in the market for office furniture. Refer to the company's Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission for further discussion of certain risks and uncertainties affecting the company. In light of the risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will, in fact, transpire.

                                    # # # #


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                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        KNOLL, INC.



Date:  October 1, 1998                  By:  /s/ Douglas J. Purdom
                                            -----------------------
                                            DOUGLAS J. PURDOM
                                            Senior Vice President and
                                            Chief Financial Officer


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